Exhibit 99.2

CERTIFICATE OF CORRECTION FILED TO CORRECT

CERTAIN ERRORS IN THE

CERTIFICATE OF DESIGNATIONS OF

SERIES A 3.00% CONVERTIBLE PREFERRED STOCK OF

ARTHROCARE CORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF THE STATE OF DELAWARE ON SEPTEMBER 1, 2009

ArthroCare Corporation,  a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST:  A Certificate of Designations of Series A 3.00% Convertible Preferred Stock of the Corporation (the “Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on September 1, 2009, and that said Certificate of Designations requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

SECOND:  The inaccuracies or defects of said Certificate of Designations are scrivener’s  errors contained in Sections 3(t) and 3(v).

THIRD:  Section 3(t) of said Certificate of Designations shall be corrected to read as follows:

“(t)       “Dividend Duration Period” shall mean the Dividend Periods commencing on the Original Issue Date of the Series A Preferred Stock and ending on September 1, 2014.”

FOURTH:  Section 3(v) of said Certificate of Designations shall be corrected to read as follows:

“(v)      “Dividend Period” shall mean the period commencing on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date of the Series A Preferred Stock) and shall end on and include the calendar day next preceding the next Dividend Payment Date (other than the final Dividend Period, which shall end on and include the calendar day next preceding the end of the Dividend Duration Period).”

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by David Fitzgerald, its acting President and Chief Executive Officer, on this 2nd day of August, 2010.

ARTHROCARE CORPORATION

By:	/s/ David Fitzgerald

David Fitzgerald
President and Chief Executive Officer